UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders (the "Annual Meeting") of ZAIS Group Holdings, Inc. (the "Company") was held on August 2, 2016, at which 8,153,480 shares of the Company's Class A common stock and 20,000,000 shares of the Company’s Class B common stock were represented in person or by proxy, representing approximately 97.31% of the combined voting power of the issued and outstanding shares of the Company's common stock entitled to vote.

(b) At the Annual Meeting, the Company's stockholders (i) elected the five directors below to serve on the Company's board of directors until the Company's 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2016 fiscal year. The proposals are described in detail in the Company's proxy statement for the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christian Zugel	202,148,745	231,518	5,773,217
Michael Szymanski	202,152,085	228,178	5,773,217
John Burke	202,157,703	222,560	5,773,217
Paul Guenther	202,144,864	235,399	5,773,217
James Zinn	202,144,864	235,399	5,773,217

(ii) The voting results with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2016 fiscal year were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
208,062,359	1,270	89,851	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS Group Holdings, Inc.

August 4, 2016	By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive Officer